Exhibit 10.15
*** Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) of the type that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[…***…]”) in this exhibit. ***

GUARANTEE
THIS GUARANTEE, dated as of October 11, 2020 (the “Guarantee”) is made by Sound United, LLC (the “Guarantor”) in favor of Harman International Industries, Incorporated (“Harman”).
WITNESSETH:
WHEREAS, Harman and B&W Group Ltd. (“B&W”) entered into that certain License Agreement, dated as of October 1, 2014, pursuant to which B&W licenses certain of its intellectual property to Harman (as amended from time to time, the “License Agreement”);
WHEREAS, the Guarantor has (indirectly) acquired B&W, including, without limitation, all the B&W business and assets (the “Transaction”), which assets include all of B&W’s continuing rights and obligations under the License Agreement;
WHEREAS, B&W and Harman have entered into the Amendment No 1 to License Agreement dated as of the date hereof (“Amendment No 1”);
WHEREAS, as an inducement to Harman entering into Amendment No 1, the Guarantor has agreed to make this Guarantee;
WHEREAS, pursuant to the terms of the License Agreement (as amended by Amendment No 1), B&W has certain contingent obligations to repay the amount of the Total Royalty Credit (as defined in Amendment No 1) that remains outstanding at such time (having taken into account all amounts set-off against the Total Royalty Credit pursuant to the License Agreement) as is provided for in clauses 4.2 and 11.3 of the License Agreement (as amended by Amendment No 1) (the “Obligation”).
NOW THEREFORE, in consideration for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:
1.Capitalized terms used bat not defined herein shall have the meaning set forth in Amendment No 1.
2.If B&W becomes subject to an Insolvency Event (as defined below), the Guarantor hereby unconditionally and irrevocably guarantees the full payment in cash due and payable to Harman by B&W of the Obligation, if and only to the extent that (and only up to a maximum of) any Total Royalty Credit amount remains outstanding (having taken into account all amounts set-off against the Total Royalty Credit pursuant to the License Agreement (as amended by Amendment No 1) and any repayments of the Total Royalty Credit by B&W) at the date the Insolvency Event is initiated (the “Guaranteed Amount”).
3.For the purposes of this Guarantee, Insolvency Event shall mean; (i) B&W ceases carrying on business or otherwise enters into voluntary liquidation; (ii) B&W enters into administration under Schedule B1 of the Insolvency Act 1986 (United Kingdom); (iii) Bowers enters into any arrangement or composition with or for the benefit of its creditors (including any company voluntary arrangement under Part 1 Insolvency Act 1986 (United Kingdom)); (iv) a winding up petition is presented (unless such petition is subsequently dismissed) or a meeting is convened to pass a resolution for the winding up of B&W; (v) B&W enters into an arrangement and reconstruction pursuant to Part 26A of the Companies Act 2006 (a restructuring plan); (vi) an application is made to strike off or dissolve B&W under Part 31 Companies Act 2006; (vii) or any event analogous to any of (i) to (vii) herein occurs in any jurisdiction, including, but not limited to, a case or proceeding under Title 11 Chapter 11 of Title 11, United States Code, U.S.C.§ 101 et seq. or any other bankruptcy, insolvency, reorganization or other similar law of the United States, provided that where any such event detailed in (i) to (vii) herein is initiated by a person other than B&W, the Guarantor or any member of their group, it shall only be deemed an Insolvency Event to the extent it has not been dismissed within or is otherwise continuing 45 days following it being so initiated.
4.When (i) B&W has become subject to an Insolvency Event; and (ii) any portion or the entire then outstanding balance of the Obligation becomes due and payable and B&W fails to fully and punctually pay and perform the Obligation, Harman may make demand upon the Guarantor for the payment or performance of the Guaranteed Amount and the Guarantor binds and obliges itself to make such payment or performance forthwith to Harman upon such demand, subject to Harman providing the Guarantor with such information that the Guarantor may request so as to enable the Guarantor to determine the outstanding balance of the Total Royalty Credit (if any) that represents the Guaranteed Amount at the relevant date. The Guarantor shall pay the Guaranteed Amount by check or by wire transfer of immediately available funds. Solely for purposes of clarity, Harman has no obligation to first pursue recovery of any portion of the Obligation against B&W, including but not limited to, through a claims process or similar process applicable to an Insolvency Event proceeding prior to demanding and receiving payment from the Guarantor.
5.In the event that, after a demand for payment has been made to the Guarantor hereunder, the Guarantor fails to pay the Guaranteed Amount in full, the Guarantor shall be liable for the reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred by Harman, as applicable, in any proceeding brought to enforce this Guarantee against the Guarantor.
6.This Guarantee is an absolute, unconditional, continuing guarantee of payment and performance and is in no way conditioned or contingent upon any attempt to collect from Harman, enforce performance by Harman or on any other condition or contingency. Except as set forth herein, the obligations and agreements of the Guarantor under this Guarantee shall be performed and observed without requiring any notice of acceptance hereof, non-payment, non-performance, protest or non-observance by B&W or any proof thereof or demand therefor, all of which the Guarantor expressly waives to the fullest extent legally permitted to do so.
7.The failure (by waiver, delay, consent, or otherwise) of any beneficiary of this Guarantee to assert any claim or demand or to enforce any remedy under this Guarantee will not in any manner vary or reduce the obligations of the Guarantor hereunder. No amendment or waiver of any provision hereof will be effective against Harman unless such amendment or waiver is consented to in writing by Harman. Any payments made to Harman of the relevant Obligation or Guaranteed Amount, as applicable, shall relieve B&W and the Guarantor of the relevant Obligation and Guaranteed Amount, as applicable, solely to the extent of such payments.
8.The Guarantor hereby represents and warrants as of the date hereof to Harman that: (a) this Guarantee has been duly executed and delivered by the Guarantor and constitutes the legal, valid and biding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the effects of applicable bankruptcy, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles, and (b) the Guarantor’s execution, delivery and performance of this Guarantee (i) do not and will not violate any provisions of any law, rule regulation, order, judgment or decree applicable to or binding on the Guarantor or the property of the Guarantor, (ii) do not contravene or result in any breach of, or constitute any default under, any agreement or instrument to which the Guarantor is a party or by which the Guarantor or the properties of the Guarantor may be bound or affected and (iii) do not and will not require the consent of any person or entity under any existing law or agreement which consent has not already been obtained.
9.This Guarantee shall remain in full force and effect until the earlier of such time as any of the following occurs and upon the occurrence of which t is Guarantee shall terminate and the Guarantor shall no longer be bound by its obligation and covenants under this Guarantee:
(i)the Obligation has been satisfied and/or the Guaranteed Amount is paid; and/or
(ii)the outstanding balance of the Total Royalty Credit under Amendment No 1 has reduced to […***…]

10.Upon any direct or indirect sale or transfer of either the entire issued share capital of B&W and/or all or substantially all of the business and assets of B&W (other than when such sale or transfer is to another entity within the Guarantor’s group and under the common control of the Guarantor) if Harman is provided with a guarantee of a new parent company of B&W, which provides Harman (in its determination, acting reasonably and in consultation with the Guarantor) with no worse protection than this Guarantee, Harman shall accept that new guarantee and agree to this Guarantee’s termination. For the avoidance of doubt, the obligations and covenants of the Guarantor under this Guarantee shall be performed and observed notwithstanding a sale or transfer of either the entire issued share capital of B&W and/or all or substantially all of the business and assets of B&W when such sale or transfer is to another entity within the Guarantor’s group and under the common control of the Guarantor.
11.This Guarantee shall be governed by, and construed in accordance with, the internal laws of the State of New York. This Guarantee is entered into for the sole and exclusive benefit of Harman, and their successors and assigns permitted under the License Agreement, and no other persons or entities shall have any rights with respect thereto.
12.All notices, requests, demands and other communications provided for by this Guarantee shall be made pursuant to the Contingency Agreement.
[Remainder of Page Left Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Guarantee as of the day and year first above written.
GUARANTOR
SOUND UNITED, LLC

By:     /s/ Scott St. Clair          Name: Scott St. Clair
Title: Director

Acknowledged and Agreed:
HARMAN:
HARMAN INTERNATIONAL INDUSTRIES,     INCORPORATED

By: /s/ Rajus Augustine
Name: RAJUS AUGUSTINE
Title: Sr. Director, Product Strategy & Planning
Date: 11 October 2020

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